UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 12, 2017

STAPLES, INC.

(Exact name of registrant as specified in charter)

Delaware	0-17586	04-2896127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Five Hundred Staples Drive, Framingham, MA	01702
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 508-253-5000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

On September 12, 2017, Staples, Inc., a Delaware corporation (the “Company”), completed its previously announced merger pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of June 28, 2017, by and among the Company, Arch Parent Inc., a Delaware corporation (the “Parent”), and Arch Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of the Parent (the “Merger Sub”). Pursuant to the Merger Agreement, the Merger Sub merged with and into the Company, with the Company surviving the merger as a wholly-owned subsidiary of Parent (the “Merger”). Parent and Merger Sub are beneficially owned by investment funds managed by Sycamore Partners Management, L.P. (“Sycamore”).

Item 2.01. Completion of Acquisition or Disposition of Assets.

On September 12, 2017, the Merger was consummated and, in accordance with the Merger Agreement, each share of Company common stock (the “Common Stock” and each a “Share”) issued and outstanding as of September 12, 2017 (other than Shares held in the treasury of the Company or owned by any subsidiary of the Company, the Parent, the Merger Sub or any other affiliate of the Parent immediately prior to the effective time of the Merger (the “Effective Time”) (all of which were canceled) and Shares held by holders who have properly exercised and perfected appraisal rights under Delaware law) was automatically converted into the right to receive $10.25 in cash, without interest and subject to deduction for any required withholding tax (the “Merger Consideration”). Because the exercise price per share of each outstanding stock option was equal to or greater than the Merger Consideration, all outstanding stock options were canceled, without payment of any consideration payable therefor, and have no further force or effect. Each restricted stock unit that was outstanding immediately prior to the Effective Time and that was to become vested, by its terms, as a result of the closing of the Merger (the “Closing”) was automatically canceled and converted into the right to receive the Merger Consideration. Each outstanding restricted stock unit that was not to become vested, by its terms, on or before the Effective Time was automatically canceled and converted into the contingent right to receive the Merger Consideration on the earlier of (i) the date on which the original vesting conditions applicable to such underlying restricted stock unit, including any accelerated vesting provisions set forth therein, are satisfied and (ii) 180 days following the Closing, subject to the holder’s continued service with the Company through the applicable date; provided that the 180 day period referenced in clause (ii) is extended to ten months for certain Company restricted stock units that were granted in July 2017. Each outstanding and unvested performance share award held by a former employee of the Company (as determined immediately prior to the Effective Time) was automatically canceled and converted into the right to receive the Merger Consideration with respect to the target number of Shares subject to such performance share award, as pro-rated in accordance with its terms. Each outstanding and unvested performance share award held by a person who was an employee of the Company immediately prior to the Effective Time was automatically canceled and converted into the contingent right to receive the Merger Consideration with respect to the target number of Shares subject to such performance share award on the earlier of (i) the date on which the original vesting conditions applicable to such performance share award, including any accelerated vesting provisions set forth therein, are satisfied and (ii) 180 days following the Closing, subject to the holder’s continued service with the Company through the applicable date, provided that the Merger Consideration payable in respect of the Company performance share awards will be paid no later than March 15 of the year following the calendar year in which the Closing occurs.

The aggregate consideration paid by the Parent in the Merger was approximately $6.9 billion, excluding related transaction fees and expenses. The Parent funded the payment of the aggregate consideration through a combination of cash made available to Parent by cash equity contributions from investment funds managed by Sycamore and certain of its co-investors and debt financing.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on June 30, 2017 and is incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the Merger, the Company notified the NASDAQ Global Select Market (“NASDAQ”) on September 12, 2017 of the consummation of the Merger. Trading in the Common Stock will be suspended prior to the open of trading on September 13, 2017. The Company also requested that the NASDAQ file with the SEC an application on Form 25 to delist and deregister the Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends to file with the SEC a Form 15 requesting the deregistration of the Common Stock under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Section 13 and Section 15(d) of the Exchange Act.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and Items 2.01, 3.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.01. Changes in Control of Registrant.

The information set forth in the Introductory Note and Items 2.01, 5.02 and 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the consummation of the Merger, each of Drew G. Faust, Curtis Feeny, Paul-Henri Ferrand, Shira Goodman, Deborah A. Henretta, Kunal S. Kamlani, John F. Lundgren, Robert Sulentic, Vijay Vishwanath and Paul F. Walsh resigned as directors of the Board of Directors of the Company (the “Company Board”) and from all committees of the Company Board on which such directors served, effective as of the Effective Time. At the Effective Time and by operation of the Merger Agreement, the directors of the Merger Sub immediately prior to the Effective Time, Stefan Kaluzny and Peter Morrow, became the directors of the Company (as the surviving corporation). The officers of the Company immediately prior to the Effective Time continue to serve as the officers of the Company (as the surviving corporation).

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, at the Effective Time and as a result of the Merger, the certificate of incorporation and by-laws of the Company, as in effect immediately prior to the Effective Time, were each amended and restated in their entirety, and such amended and restated certificate of incorporation and amended and restated by-laws became the certificate of incorporation and bylaws, respectively, of the Company (as the surviving corporation). The amended and restated bylaws of the Company are identical to the bylaws of the Merger Sub as in effect immediately prior to the Effective Time, except that all references to the name of the Merger Sub therein were changed to refer to the name of the Company. A copy of the amended and restated certificate of incorporation and a copy of the amended and restated bylaws of the Company (as the surviving corporation) are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

See the Exhibit Index attached to this Current Report on Form 8-K, which is incorporated herein by reference.

EXHIBIT INDEX

Exhibit Number	Description

2.1

Agreement and Plan of Merger, dated as of June 28, 2017, among Staples, Inc., Arch Parent Inc. and Arch Merger Sub Inc. (incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on June 30, 2017).*

3.1	Amended and Restated Certificate of Incorporation of Staples, Inc.

3.2	Amended and Restated Bylaws of Staples, Inc.

*                 Certain schedules to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K and the Company agrees to furnish supplementally a copy of any omitted schedule to the staff of the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	September 12, 2017	Staples, Inc.

		By:	/s/ Michael T. Williams
Michael T. Williams
Executive Vice President,
Chief Legal Officer and Secretary